SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2003

Microtune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31029-40	75-2883117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Tenth Street, Plano, Texas	75074
(Address of principal executive offices)	(Zip Code)

(972) 673-1600

(Registrant’s telephone number, including area code)

ITEM 5. Other Events.

On May 19, 2003 the Registrant announced that it anticipated to file its annual report on Form 10-K for the year ended December 31, 2002 and its quarterly report on Form 10-Q for the quarter ended March 31, 2003 about mid-June 2003. The Registrant had previously announced that it would file the reports in May 2003.

In addition, on May 16, 2003 the Registrant presented its plan for compliance with NASDAQ filing requirements, including the mid-June filings, and requested a stay from the delisting of its securities. There can be no assurance that the NASDAQ Listing Qualifications Panel will grant the Registrant’s request for a stay from delisting or its request for continued listing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microtune, Inc.

By:	/s/ NANCY A. RICHARDSON
Nancy A. Richardson Chief Financial Officer, General Counsel and Secretary

Date: May 20, 2003